Exhibit 99.1

Apollo Global Management, LLC Reports Third Quarter 2012 Results

•	Total economic net income (“ENI”) of $434 million for the third quarter ended September 30, 2012, compared to a loss of $1,159 million for the same period in 2011

•	ENI After Taxes per Share of $0.98 for the third quarter ended September 30, 2012, compared to a loss of $2.89 per share for the same period in 2011

•	Total realized gains from carried interest income of $240 million for the third quarter ended September 30, 2012, a 275% increase compared to $64 million for the same period in 2011

•	Total assets under management (“AUM”) of $110 billion as of September 30, 2012, a 69% increase compared to AUM of $65 billion as of September 30, 2011

•	Fee-generating AUM of $78 billion as of September 30, 2012, a 56% increase compared to fee-generating AUM of $50 billion as of September 30, 2011

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $83 million for the third quarter ended September 30, 2012, compared to a $467 million net loss for the same period in 2011

•	Apollo declares a distribution of $0.40 per Class A share for the third quarter of 2012

New York, November 9, 2012 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the third quarter ended September 30, 2012.

Apollo reported ENI of $433.5 million for the third quarter of 2012, compared to a loss of $1,159.0 million for the third quarter of 2011. The change in ENI was primarily driven by Apollo’s Incentive Business, which reported economic net income of $380.4 million for the third quarter of 2012, compared to an economic net loss of $1,162.2 million for the same period in 2011. The quarter over quarter change in economic net income for the Incentive Business was largely the result of unrealized carried interest gains in our private equity and credit segments (previously referred to as the capital markets segment) of $152.4 million and $187.0 million, respectively, during the third quarter of 2012, compared to unrealized carried interest losses in our private equity and credit segments of $1,399.1 million and $284.1 million, respectively, during the third quarter of 2011. The quarter over quarter change in ENI was also impacted by Apollo’s Management Business, which reported economic net income of $53.1 million for the third quarter of 2012, compared to $3.2 million for the same period in 2011.

Total AUM was $109.7 billion as of September 30, 2012, an increase of $44.6 billion, or 69%, compared to $65.1 billion as of September 30, 2011. The increase in total AUM was primarily driven by growth in the credit segment, which had $60.1 billion of AUM as of September 30, 2012, an increase of $37.7 billion, or 168%, compared to $22.4 billion as of September 30, 2011. Fee-generating AUM was $77.7 billion as of September 30, 2012, an increase of $28.0 billion, or 56%, compared to $49.7 billion as of September 30, 2011. The increase in fee-generating AUM was also primarily driven by both organic and strategic growth in Apollo’s credit segment.

U.S. GAAP results for the third quarter ended September 30, 2012 included net income attributable to Apollo Global Management, LLC of $82.8 million, compared to a $466.9 million loss for the quarter ended September 30, 2011.

Leon Black, Chairman and Chief Executive Officer said, “Our total assets under management reached $110 billion at the end of the third quarter, reinforcing our leadership position as a multi-product, solutions-driven provider of alternative investment strategies. Amid a volatile and uncertain market, Apollo has generated strong returns for our investors by relying on our value-oriented and flexible investing approach across the Firm’s integrated global platform.”

Combined Segments

Total revenue for Apollo’s Management Business was $185.1 million during the third quarter of 2012, an increase of $33.6 million, or 22%, from the third quarter of 2011. This includes management fee revenues of $160.2 million for the third quarter of 2012, an increase of $37.2 million, or 30%, from the third quarter of 2011, which was primarily driven by the aforementioned growth in fee-generating AUM within Apollo’s credit segment.

Apollo’s Incentive Business reported $574.0 million of total carried interest income during the third quarter of 2012, compared to a total carried interest loss of $1,630.3 million during the same period in 2011. These amounts include $229.8 million of realized gains from carried interest income for the third quarter of 2012, an increase of $176.9 million, or 334%, compared to $52.9 million during the same period in 2011. The increase in realized gains from carried interest income was largely attributable to dispositions of investments held in LyondellBasell and Charter Communications, Inc. by funds managed by Apollo during the third quarter of 2012.

Total expenses for Apollo’s Management Business were $140.4 million during the third quarter of 2012, a $5.7 million increase compared to $134.7 million during the third quarter of 2011. Salary, bonus and benefits expense was $64.6 million during the third quarter of 2012, a $3.8 million decrease compared to $68.4 million during the third quarter of 2011. Over the same period, there was an offsetting increase in profit sharing expense within the Incentive Business of $12.2 million in connection with the performance-based incentive arrangement adopted by Apollo in June 2011.

Non-compensation expenses for Apollo’s Management Business were $59.1 million during the third quarter of 2012, an increase of $10.8 million, or 22%, from the third quarter of 2011. The increase in non-compensation expense during the third quarter of 2012 was largely driven by $7.6 million and $4.1 million of additional general administrative expenses and professional fees, respectively, which were both impacted in part by the acquisition of Stone Tower Capital LLC and its related management companies (collectively “Stone Tower”) in April 2012.

Private Equity Segment

ENI from Apollo’s private equity segment was $240.2 million for the third quarter of 2012, compared to an economic net loss of $886.9 million for the third quarter of 2011. The quarter over quarter change was largely driven by total carried interest income of $340.6 million during the third quarter of 2012, compared to a total carried interest loss of $1,358.6 million during the third quarter of 2011. Income from equity method investments was $24.9 million for the third quarter of 2012, compared to a loss from equity method investments of $39.4 million for the same period in 2011.

The performance of Apollo’s private equity funds, as measured by IRR, improved during the third quarter of 2012. From its inception in 2008 through September 30, 2012, Fund VII has generated an annual gross and net IRR of 35% and 26%, respectively. Fund VI, which began investing in 2006, continued to generate an annual gross and net IRR of 9% and 8%, respectively, since its inception through September 30, 2012. The combined fair value of Apollo’s private equity funds was 55% above cost as of September 30, 2012 and appreciated by 8% during the third quarter of 2012. Uncalled private equity commitments were $7.1 billion as of September 30, 2012, which includes approximately $700 million from Apollo’s natural resources fund.

Credit Segment

ENI from Apollo’s credit segment was $195.0 million for the third quarter of 2012, compared to an economic net loss of $266.6 million for the third quarter of 2011. The quarter over quarter change was largely driven by total carried interest income of $228.6 million during the third quarter of 2012, compared to a total carried interest loss of $271.7 million during the third quarter of 2011. Combined income from equity method investments and net gains from investment activities was $19.0 million for the third quarter of 2012, compared to a combined loss of $59.8 million for the same period in 2011.

Management fees from Apollo’s credit segment were $80.8 million for the third quarter of 2012 compared to $47.2 million, an increase of $33.6 million, or 71%, from the third quarter of 2011. The increase in management fees was largely driven by the previously announced acquisitions of Stone Tower and Gulf Stream Asset Management LLC.

During the third quarter of 2012, there was $1.2 billion of additional capital raised across Apollo’s credit platform, including $0.4 billion for Apollo’s European loan strategies, $0.4 billion directed towards residential mortgage credit investments and $0.4 billion in new managed accounts, where Apollo looks to provide tailored, solution-driven investment strategies across its credit platform to meet the unique risk profiles and return needs of its investors.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $1.7 million for the third quarter of 2012, compared to a $5.4 million loss for the third quarter of 2011. Total revenues for the real estate segment during the third quarter of 2012 were $15.7 million, an increase of $4.7 million or 43% compared to $11.0 million for the same period in 2011. The increase in revenues during the third quarter of 2012 was largely due to a $4.8 million increase in unrealized carried interest income.

As of September 30, 2012, Apollo’s real estate AUM was $8.1 billion, compared to $7.9 billion at September 30, 2011.

Capital and Liquidity

As of September 30, 2012, Apollo had $752.5 million of cash and cash equivalents and $738.0 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities. As of September 30, 2012, Apollo had a $1,627.9 million carried interest receivable and corresponding profit sharing payable of $825.6 million as well as total investments in its private equity, credit and real estate funds of $464.2 million, excluding consolidated variable interest entities (“VIEs”) and consolidated funds.

Distribution

Apollo Global Management, LLC has declared a third quarter 2012 cash distribution of $0.40 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.33 per Class A share primarily attributable to fund realizations and interest and dividend income earned by our funds. This distribution will be paid on November 30, 2012 to holders of record at the close of business on November 23, 2012.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Friday, November 9, 2012 at 10:00 a.m. ET. During the call, Marc Spilker, President, Martin Kelly, Chief Financial Officer and Gary Stein, Head of Corporate Communications will review Apollo’s financial results for the third quarter of 2012. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 38103255 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 38103255. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $110 billion as of September 30, 2012, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2012, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Advisory and transaction fees from affiliates	$15,149	$16,837	$112,162	$59,809
Management fees from affiliates	147,611	122,666	418,115	362,003
Carried interest income (loss) from affiliates	549,613	(1,619,083)	1,170,467	(896,174)

Total Revenues	712,373	(1,479,580)	1,700,744	(474,362)

Expenses:
Compensation and benefits:
Equity-based compensation	144,407	288,208	435,387	859,173
Salary, bonus and benefits	64,647	68,433	204,666	204,788
Profit sharing expense	237,433	(563,255)	506,308	(275,437)
Incentive fee compensation	364	(3,876)	372	2,689

Total Compensation and Benefits	446,851	(210,490)	1,146,733	791,213
Interest expense	7,136	9,790	29,083	30,999
Professional fees	11,490	6,965	39,849	37,318
General, administrative and other	24,028	16,566	66,810	55,675
Placement fees	4,292	1,991	13,344	3,105
Occupancy	9,644	10,391	27,360	25,542
Depreciation and amortization	16,567	6,687	37,021	19,635

Total Expenses	520,008	(158,100)	1,360,200	963,487

Other Income:
Net gains (losses) from investment activities	20,463	(371,647)	149,957	(150,407)
Net (losses) gains from investment activities of consolidated variable interest entities	(45,475)	(4,760)	(29,913)	(41)
Income (Loss) from equity method investments	40,779	(56,438)	83,191	(29,242)
Interest and dividend income	3,277	670	7,093	1,540
Other income (loss), net	8,304	(10,135)	1,959,669	11,039

Total Other Income	27,348	(442,310)	2,169,997	(167,111)

Income (loss) before income tax provision	219,713	(1,763,790)	2,510,541	(1,604,960)
Income tax (provision) Benefit	(21,917)	19,847	(47,127)	7,477

Net Income (Loss)	197,796	(1,743,943)	2,463,414	(1,597,483)
Net (income) loss attributable to Non-Controlling Interests	(115,005)	1,277,017	(2,323,966)	1,117,724

Net Income (Loss) Attributable to Apollo Global Management, LLC	$82,791	$(466,926)	$139,448	$(479,759)

Distributions Declared per Class A Share	$0.24	$0.24	$0.95	$0.63

Net Income (Loss) Per Class A Share:
Net Income (Loss) Per Class A Share – Basic and Diluted	$0.55	$(3.86)	$0.93	$(4.33)

Weighted Average Number of Class A Shares – Basic	128,980,438	122,381,069	126,909,962	113,941,869

Weighted Average Number of Class A Shares – Diluted	131,635,202	122,381,069	129,309,716	113,941,869

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended							Nine Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2011	September 30, 2012
Management Business:
Advisory and transaction fees from affiliates	$19.4	$23.6	$17.2	$22.1	$27.3	$70.0	$15.2	$60.2	$112.5
Management fees from affiliates	118.2	121.2	123.0	127.8	130.0	156.4	160.2	362.4	446.6
Carried interest income from affiliates:
Realized gains	12.5	11.2	11.3	9.5	9.6	9.2	9.7	35.0	28.5

Total management business revenues	150.1	156.0	151.5	159.4	166.9	235.6	185.1	457.6	587.6
Equity-based compensation(1)	13.2	17.0	18.0	20.0	18.9	14.1	16.7	48.2	49.7
Salary, bonus and benefits	72.1	64.3	68.4	46.3	65.1	74.9	64.6	204.8	204.6
Interest expense	10.9	10.3	9.8	9.9	11.4	10.2	7.5	31.0	29.1
Professional fees	17.1	12.8	6.8	21.6	11.3	16.5	10.9	36.7	38.7
General, administrative and other	16.2	22.1	16.3	19.4	18.7	23.1	23.9	54.6	65.7
Placement fees	0.5	0.6	2.0	0.8	0.9	8.1	4.3	3.1	13.3
Occupancy	7.2	7.9	10.4	10.3	8.7	9.0	9.7	25.5	27.4
Depreciation and amortization(2)	2.9	2.6	3.0	2.6	2.4	2.4	2.8	8.5	7.6

Total non-compensation expenses	54.8	56.3	48.3	64.6	53.4	69.3	59.1	159.4	181.8
Total management business expenses	140.1	137.6	134.7	130.9	137.4	158.3	140.4	412.4	436.1
Other income (loss)	8.3	13.7	(9.5)	2.3	7.0	(4.5)	11.1	12.5	13.6
Non-controlling interest(3)	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)	(2.4)	(2.7)	(9.3)	(6.5)

Management Business Economic Net Income	14.7	30.5	3.2	28.0	35.1	70.4	53.1	48.4	158.6

Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	411.4	(25.8)	(1,683.2)	211.0	474.3	(52.8)	344.2	(1,297.6)	765.7
Realized gains	134.8	178.7	52.9	278.2	149.8	56.0	229.8	366.4	435.6

Total carried interest income (loss)	546.2	152.9	(1,630.3)	489.2	624.1	3.2	574.0	(931.2)	1,201.3
Profit sharing expense:
Unrealized profit sharing expense	167.6	(9.6)	(582.7)	54.1	178.4	(10.8)	124.7	(424.7)	292.3
Realized profit sharing expense	49.5	80.4	19.3	157.8	70.7	30.7	112.7	149.2	214.1

Total profit sharing expense	217.1	70.8	(563.4)	211.9	249.1	19.9	237.4	(275.5)	506.4
Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—	—	0.4	2.7	0.4
Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4	(13.1)	2.1	(13.3)	(7.6)
Income (loss) from equity method investments	25.1	6.8	(65.7)	44.6	48.5	1.4	42.1	(33.8)	92.0

Other income (loss)	42.9	9.1	(99.1)	52.0	51.9	(11.7)	44.2	(47.1)	84.4
Incentive Business Economic Net Income (Loss)	361.9	94.8	(1,162.2)	328.6	426.9	(28.4)	380.4	(705.5)	778.9

Total Economic Net Income (Loss)	376.6	125.3	(1,159.0)	356.6	462.0	42.0	433.5	(657.1)	937.5

Income Tax (Provision) Benefit on Economic Net Income(4)	(25.2)	(7.8)	66.5	(54.6)	(39.7)	(23.3)	(54.5)	33.5	(117.5)

Total Economic Net Income (Loss) After Taxes	$351.4	$117.5	$(1,092.5)	$302.0	$422.3	$18.7	379.0	$(623.6)	820.0

Non-GAAP Weighted average diluted shares outstanding (in millions)	353.6	376.0	378.0	379.3	383.6	386.0	386.9	369.3	385.5

Total ENI After Taxes per Share	$0.99	$0.31	$(2.89)	$0.80	$1.10	$0.05	$0.98	$(1.69)	2.13

(1)	The combined amounts relate to RSUs (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.
(2)	Includes amortization of leasehold improvements.
(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.
(4)	See the definition of ENI after taxes in the non-GAAP financial information and definitions section of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Private Equity Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2011	September 30, 2012
Management Business:
Advisory and transaction fees from affiliates	$15.1	$21.6	$14.8	$15.4	$25.9	$65.1	$13.3	$51.5	$104.3
Management fees from affiliates	65.5	65.4	65.3	67.0	67.0	69.2	68.5	196.2	204.7

Total management business revenues	80.6	87.0	80.1	82.4	92.9	134.3	81.8	247.7	309.0
Equity-based compensation	7.2	7.5	8.1	9.0	7.8	7.4	7.2	22.8	22.4
Salary, bonus and benefits	37.8	27.8	32.4	27.1	30.8	37.8	25.7	98.0	94.3
Other expenses	23.6	26.6	24.8	24.3	20.8	23.9	17.3	75.0	62.0

Total management business expenses	68.6	61.9	65.3	60.4	59.4	69.1	50.2	195.8	178.7
Other income (loss)	5.1	3.7	(1.0)	(0.7)	3.3	(3.2)	2.9	7.8	3.0

Management Business Economic Net Income	17.1	28.8	13.8	21.3	36.8	62.0	34.5	59.7	133.3

Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	323.1	(32.4)	(1,399.1)	88.7	326.0	(37.7)	152.4	(1,108.4)	440.7
Realized gains	118.6	171.4	40.5	240.0	122.1	43.4	188.2	330.5	353.7

Total carried interest income (loss)	441.7	139.0	(1,358.6)	328.7	448.1	5.7	340.6	(777.9)	794.4
Profit sharing expense:
Unrealized profit sharing expense	147.1	(17.4)	(513.1)	13.1	153.7	(9.1)	70.2	(383.4)	214.8
Realized profit sharing expense	45.1	77.4	15.8	131.6	50.6	22.9	89.6	138.3	163.1

Total profit sharing expenses	192.2	60.0	(497.3)	144.7	204.3	13.8	159.8	(245.1)	377.9
Income (losses) from equity method investments	15.8	4.5	(39.4)	27.1	30.6	1.9	24.9	(19.1)	57.4

Total other income (loss)	15.8	4.5	(39.4)	27.1	30.6	1.9	24.9	(19.1)	57.4
Incentive Business Economic Net Income (Loss)	265.3	83.5	(900.7)	211.1	274.4	(6.2)	205.7	(551.9)	473.9

Total Economic Net Income (Loss)	$282.4	$112.3	$(886.9)	$232.4	$311.2	$55.8	$240.2	$(492.2)	$607.2

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Credit Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2011	September 30, 2012
Management Business:
Advisory and transaction fees from affiliates	$4.3	$2.0	$1.9	$6.5	$1.4	$4.3	$1.9	$8.2	$7.6
Management fees from affiliates	43.4	46.1	47.2	50.0	52.6	74.3	80.8	136.7	207.7
Carried interest income from affiliates:
Realized gains	12.5	11.2	11.3	9.5	9.6	9.2	9.7	35.0	28.5

Total management business revenues	60.2	59.3	60.4	66.0	63.6	87.8	92.4	179.9	243.8
Equity-based compensation	3.5	6.3	6.4	7.1	8.1	4.3	6.9	16.2	19.3
Salary, bonus and benefits	24.5	28.6	29.1	10.7	27.6	31.2	31.7	82.2	90.5
Other expenses	26.0	23.8	17.5	27.7	25.9	39.2	37.4	67.3	102.5

Total management business expenses	54.0	58.7	53.0	45.5	61.6	74.7	76.0	165.7	212.3
Other income (loss)	2.7	0.5	(8.3)	3.1	2.9	(0.7)	7.5	(5.1)	9.7
Non-controlling interest	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)	(2.4)	(2.7)	(9.3)	(6.5)

Management Business Economic Net Income (Loss)	5.3	(0.5)	(5.0)	20.8	3.5	10.0	21.2	(0.2)	34.7

Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	88.3	6.6	(284.1)	122.3	148.3	(16.7)	187.0	(189.2)	318.6
Realized gains	16.2	7.3	12.4	38.2	26.0	10.0	41.6	35.9	77.6

Total carried interest income (loss)	104.5	13.9	(271.7)	160.5	174.3	(6.7)	228.6	(153.3)	396.2
Profit sharing expense:
Unrealized profit sharing expense	20.5	7.8	(69.6)	41.0	24.7	(2.9)	51.1	(41.3)	72.9
Realized profit sharing expense	4.4	3.0	3.5	24.8	18.6	6.8	22.3	10.9	47.7

Total profit sharing expense	24.9	10.8	(66.1)	65.8	43.3	3.9	73.4	(30.4)	120.6
Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—	—	0.4	2.7	0.4
Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4	(13.1)	2.1	(13.3)	(7.6)
Income (loss) from equity method investments	9.1	2.0	(26.4)	17.4	17.7	(0.7)	16.9	(15.3)	33.9

Total other income (loss)	26.9	4.3	(59.8)	24.8	21.1	(13.8)	19.0	(28.6)	26.3
Incentive Business Economic Net Income (Loss)	96.4	11.0	(261.6)	118.8	152.1	(24.4)	173.8	(154.2)	301.5

Total Economic Net Income (Loss)	$101.7	$10.5	$(266.6)	$139.6	$155.6	$(14.4)	$195.0	$(154.4)	$336.2

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Real Estate Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30 2012	September 30, 2012	September 30, 2011	September 30, 2012
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$0.5	$0.2	$—	$0.6	$—	$0.5	$0.6
Management fees from affiliates	9.3	9.7	10.5	10.8	10.4	12.9	10.9	29.5	34.2

Total management business revenues	9.3	9.7	11.0	11.0	10.4	13.5	10.9	30.0	34.8
Equity-based compensation	2.5	3.2	3.5	3.9	3.0	2.4	2.6	9.2	8.0
Salary, bonus and benefits	9.8	7.9	6.9	8.5	6.7	5.9	7.2	24.6	19.8
Other expenses	5.2	5.9	6.0	12.6	6.7	6.2	4.4	17.1	17.3

Total management business expenses	17.5	17.0	16.4	25.0	16.4	14.5	14.2	50.9	45.1
Other income (loss)	0.5	9.5	(0.2)	(0.1)	0.8	(0.6)	0.7	9.8	0.9

Management Business Economic Net (Loss) Income	(7.7)	2.2	(5.6)	(14.1)	(5.2)	(1.6)	(2.6)	(11.1)	(9.4)

Incentive Business:
Carried interest income:
Unrealized gains	—	—	—	—	—	1.6	4.8	—	6.4
Realized gains	—	—	—	—	1.7	2.6	—	—	4.3

Total carried interest income	—	—	—	—	1.7	4.2	4.8	—	10.7
Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—	1.2	3.4	—	4.6
Realized profit sharing expense	—	—	—	1.4	1.5	1.0	0.8	—	3.3

Total profit sharing expense	—	—	—	1.4	1.5	2.2	4.2	—	7.9
Income from equity method investments	0.1	0.3	0.2	0.1	0.2	0.2	0.3	0.6	0.7

Incentive Business Economic Net Income (Loss)	0.1	0.3	0.2	(1.3)	0.4	2.2	0.9	0.6	3.5

Total Economic Net (Loss) Income	$(7.6)	$2.5	$(5.4)	$(15.4)	$(4.8)	$0.6	$(1.7)	$(10.5)	$(5.9)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET INCOME (LOSS) (UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net Income (Loss) to Economic Net Income (Loss):

	Three Months Ended							Nine Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2011	September 30, 2012
Net Income (Loss) Attributable to Apollo Global Management, LLC	$38.2	$(51.0)	$(467.0)	$11.0	$98.0	$(41.3)	$82.7	$(479.8)	$139.4
Impact of non-cash charges related to equity-based compensation:
AOG units	258.2	258.2	258.2	258.2	116.2	116.1	116.2	774.6	348.5
RSUs Private placement awards(1)	11.9	11.9	11.4	11.8	13.3	11.0	10.9	35.2	35.2
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.2	0.2	0.4	0.5	0.4	0.4	0.5	0.8	1.3
AAA RDUs	0.1	0.1	0.2	0.1	0.1	0.3	0.3	0.4	0.7

Total non-cash charges related to equity-based compensation	270.4	270.4	270.2	270.6	130.0	127.8	127.9	811.0	385.7
Income tax provision (benefit)	8.8	3.6	(19.9)	19.4	14.6	10.6	21.9	(7.5)	47.1
Income (loss) from consolidated VIEs	—	—	0.7	(0.7)	—	—	—	0.7	—
Amortization of intangible assets associated with the 2007 Reorganization and acquisitions	3.2	4.3	3.6	4.0	6.1	9.6	13.7	11.1	29.4
Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	56.0	(102.0)	(946.6)	52.3	213.3	(64.7)	187.3	(992.6)	335.9

Economic Net Income (Loss)	$376.6	$125.3	$(1,159.0)	$356.6	$462.0	$42.0	$433.5	$(657.1)	$937.5

(1)	Represents awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating and Non-Fee Generating

The table below sets forth fee-generating and non-fee generating AUM by segment as of September 30, 2012 and 2011 and December 31, 2011. Changes in market conditions, the additional funds raised and strategic acquisitions have had significant impacts to our AUM:

	As of September 30,			As of December 31,
	2012		2011	2011
	(in millions)
Total Assets Under Management	$109,702	(1)	$65,085	$75,222
Fee-generating	77,676		49,651	58,121
Non-fee generating	32,026	(1)	15,434	17,101
Private Equity	38,983		34,779	35,384
Fee-generating	28,146		27,786	28,031
Non-fee generating	10,837		6,993	7,353
Credit	60,107		22,406	31,867
Fee-generating	45,302		18,507	26,553
Non-fee generating	14,805		3,899	5,314
Real Estate	8,129		7,900	7,971
Fee-generating	4,228		3,358	3,537
Non-fee generating	3,901		4,542	4,434

(1)	Includes $2.5 billion of commitments that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and total AUM for each of our segments for the three and nine months ended September 30, 2012 and 2011:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011(1)	2012		2011(1)
	(in millions)
Change in Total AUM:
Beginning of Period	$104,893 (2)	$71,714	$75,222		$67,551
Income (Loss)	3,616	(8,395)	8,453		(4,096)
Subscriptions/Capital raised	1,538	1,054	8,130		2,940
Other inflows/Acquisitions	—	1,396	19,928		1,396
Distributions	(2,367)	(645)	(5,950)		(3,782)
Redemptions	(283)	(156)	(1,036)		(295)
Leverage	2,305	117	4,955		1,371

End of Period	$109,702 (2)	$65,085	$109,702	(2)	$65,085

Change in Private Equity AUM:
Beginning of Period	$38,228	$40,430	$35,384		$38,799
Income (Loss)	2,017	(5,829)	5,765		(3,159)
Subscriptions/Capital raised	247	157	275		157
Distributions	(1,438)	(202)	(3,016)		(2,411)
Net segment transfers	110	64	267		228
Leverage	(181)	159	308		1,165

End of Period	$38,983	$34,779	$38,983		$34,779

Change in Credit AUM:
Beginning of Period	$56,108	$23,684	$31,867		$22,283
Income (Loss)	1,346	(2,454)	2,281		(1,208)
Subscriptions/Capital raised	1,207	741	4,335		2,546
Other inflows/Acquisitions	—	1,396	19,928		1,396
Distributions	(633)	(344)	(1,878)		(965)
Redemptions	(283)	(156)	(763)		(295)
Net segment transfers	(99)	(469)	(738)		(1,226)
Leverage	2,461	8	5,075		(125)

End of Period	$60,107	$22,406	$60,107		$22,406

Change in Real Estate AUM:
Beginning of Period	$7,861	$7,600	$7,971		$6,469
Income (Loss)	253	(112)	407		271
Subscriptions/Capital raised	84	156	473		237
Distributions	(296)	(99)	(1,056)		(406)
Redemptions(3)	—	—	(273	)(3)	—
Net segment transfers	202	405	1,035		998
Leverage	25	(50)	(428)		331

End of Period	$8,129	$7,900	$8,129		$7,900

(1)	Reclassified to conform to current period’s presentation.
(2)	Includes $2.7 billion and $2.5 billion of commitments that have yet to be deployed to an Apollo fund within our three segments at the end of the second quarter and third quarter, respectively.
(3)	Includes $273 million of released unfunded commitments primarily related to two legacy CPI real estate funds that were past their investment periods.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three and nine months ended September 30, 2012 and 2011:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$77,449	$48,851	$58,121	$47,037
Income (Loss)	352	(1,535)	641	(541)
Subscriptions/Capital raised	1,328	1,041	4,351	1,870
Other inflows/Acquisitions	—	1,396	17,576	1,396
Distributions	(966)	(148)	(2,420)	(600)
Redemptions	(278)	(137)	(738)	(255)
Net movements between Fee Generating and Non-Fee Generating	72	150	(546)	250
Leverage	(281)	33	691	494

End of Period	$77,676	$49,651	$77,676	$49,651

Change in Private Equity Fee-Generating AUM:
Beginning of Period	$27,754	$27,729	$28,031	$27,874
(Loss) Income	(2)	(152)	132	(180)
Subscriptions/Capital raised	240	151	268	151
Distributions	(365)	(22)	(716)	(256)
Net segment transfers	—	(93)	—	(28)
Net movements between Fee Generating and Non-Fee Generating	121	150	360	150
Leverage	398	23	71	75

End of Period	$28,146	$27,786	$28,146	$27,786

Change in Credit Fee-Generating AUM:
Beginning of Period	$45,509	$18,064	$26,553	$16,484
Income (Loss)	320	(1,319)	449	217
Subscriptions/Capital raised	1,028	736	3,809	1,477
Other inflows/Acquisitions	—	1,396	17,576	1,396
Distributions	(418)	(39)	(1,322)	(270)
Redemptions	(278)	(137)	(738)	(255)
Net segment transfers	(129)	(204)	(718)	(530)
Net movements between Fee Generating and Non-Fee Generating	(51)	—	(927)	—
Leverage	(679)	10	620	(12)

End of Period	$45,302	$18,507	$45,302	$18,507

Change in Real Estate Fee-Generating AUM:
Beginning of Period	$4,186	$3,058	$3,537	$2,679
Income (Loss)	34	(64)	60	(578)
Subscriptions/Capital raised	60	154	274	242
Distributions	(183)	(87)	(382)	(74)
Net segment transfers	129	297	718	558
Net movements between Fee Generating and Non-Fee Generating	2	—	21	100
Leverage	—	—	—	431

End of Period	$4,228	$3,358	$4,228	$3,358

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Investment Record

Private Equity

The following table summarizes the investment record of our private equity fund portfolios. All amounts are as of September 30, 2012, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized (1)	Total Value	As of September 30, 2012				As of December 31, 2011
							Gross IRR		Net IRR		Gross IRR		Net IRR
		($ in millions)
ANRP(2)	2012	$915	$195	$—	$189	$189	NM	(2)	NM	(2)	N/A		N/A
Fund VII	2008	14,676	13,188	8,134	13,508	21,642	35%		26%		31%		22%
Fund VI	2006	10,136	11,807	5,422	10,435	15,857	9		8		6		5
Fund V	2001	3,742	5,192	11,602	1,168	12,770	61		44		61		44
Fund IV	1998	3,600	3,481	6,757	53	6,810	12		9		12		9
Fund III	1995	1,500	1,499	2,654	43	2,697	18		11		18		12
Fund I, II & MIA(3)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37

Totals		$36,789	$39,135	$42,493	$25,396	$67,889	39	%(4)	25	%(4)	39	%(4)	25	%(4)

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Apollo Natural Resources Partners, L.P. (“ANRP”) commenced investing capital less than 24 months prior to the period indicated. Given the limited investment period and overall longer investment period for private equity funds, the return information was deemed not meaningful.
(3)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization of Apollo Global Management, LLC. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with our managing partners and other investment professionals.
(4)	Total IRR is calculated based on total cash flows for all funds presented.

Credit

The following table summarizes the investment record for certain funds with a defined maturity date and internal rate of return since inception, which is computed for the purposes of this table based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of September 30, 2012, unless otherwise noted:

								As of September 30, 2012				As of December 31, 2011
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized (1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
ACRF II(2)	Other	2012	85.2	68.2	1.4	75.3	76.7	NM	(4)	NM	(4)	NM	(4)	NM	(4)
EPF II(3)(5)	Non-Performing	2012	2,562.0	134.4	11.0	140.2	151.2	NM	(4)	NM	(4)	NM	(4)	NM	(4)
FCI(3)	Other	2012	558.8	322.7	15.0	318.1	333.1	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AESI(3)(5)	Senior Credit	2011	457.1	331.5	115.2	249.2	364.4	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AEC(3)	Senior Credit	2011	270.3	146.5	65.3	111.5	176.8	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AIE II(5)	Mezzanine	2008	265.5	822.9	873.5	327.5	1,201.0	19.3%		15.5%		18.2%		14.2%
COF I	Senior Credit	2008	1,484.9	1,611.3	1,387.2	2,426.8	3,814.0	30.2		27.2		25.0		22.4
COF II	Senior Credit	2008	1,583.0	2,176.4	1,598.6	1,398.9	2,997.5	14.0		11.7		10.3		8.5
EPF I(5)	Non-Performing	2007	1,665.2	1,842.9	1,157.2	1,276.3	2,433.5	18.5		11.2		16.6		8.8
ACLF	Senior Credit	2007	984.0	1,448.5	1,804.6	319.7	2,124.3	11.9		11.1		10.1		9.2
Artus	Senior Credit	2007	106.6	190.1	74.1	139.8	213.9	4.7		4.6		3.6		3.4

Totals			$10,022.6	$9,095.4	$7,103.1	$6,783.3	$13,886.4

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Structured Credit Recovery Master Fund II, Ltd. (“ACRF II”). Apollo became the manager of this fund upon completing the acquisition on April 2, 2012.
(3)	Apollo European Principal Finance Fund II, L.P. (“EPF II”), Apollo European Strategic Investment, L.P. (“AESI”) and Apollo European Credit Master Fund, L.P. (“AEC”) were launched during 2011 and have not established their vintage year. Financial Credit Investment I, L.P. (“FCI”) had its final capital raise in 2012, establishing its vintage year.
(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(5)	Certain funds are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.29 as of September 30, 2012.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for certain funds with no maturity date, except AP Investment Europe Limited (“AIE I”), which is winding down and is therefore expected to have a finite life. All amounts are as of September 30, 2012, unless otherwise noted:

					Net Return
	Strategy	Vintage Year	Current Net Asset Value as of September 30, 2012		Since Inception to September 30, 2012	For the Nine Months Ended September 30, 2012	For the Nine Months Ended September 30, 2011	Since Inception to December 31, 2011	For the Year Ended December 31, 2011
			(in millions)
ACSF(2)	Other	2011	161.2		NM(1)	NM(1)	NM(1)	NM(1)	NM(1)
STCS(2)	Other	2010	92.6		NM(1)	NM(1)	NM(1)	NM(1)	NM(1)
ACF (2)	Other	2005	1,632.1		NM(1)(2)	NM(1)(2)	NM(1)(2)	NM(1)(2)	NM(1)(2)
ACSP(1)(3)	Senior Credit	2012	201.7		NM(1)	NM(1)	N/A	NM(1)	NM(1)
AMTG(1)(4)	Other	2011	691.4	(4)	NM(1)	NM(1)	N/A	NM(1)	NM(1)
AFT(1)(5)	Senior Credit	2011	292.6		NM(1)	NM(1)	NM(1)	NM(1)	NM(1)
AAOF	Distressed and Event Driven	2007	60.8		(1.0)%	(7.8)%	(4.8)	7.4%	(7.3)%
SOMA(6)	Distressed and Event Driven	2007	830.7		43.6	14.1	(11.1)	25.9	(10.5)
AIE I(7)	Mezzanine Fund	2006	5.4		(57.4)	(0.5)	3.5	(50.0)	(4.4)
AINV(8)	Mezzanine Fund	2004	1,715.5		49.2	11.8	(8.7)	34.1	(5.1)
Value Funds(9)	Distressed and Event Driven	2003/2006	797.9		65.2	10.1	(10.7)	50.0	(9.6)

Totals			$6,481.9

(1)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(2)	As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”), Stone Tower Credit Solutions Master Fund Ltd. (“STCS”), and Apollo Credit Master Fund Ltd (“ACF”). As of September 30, 2012, the net return from inception for ACF was (10.1)%, which was primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.
(3)	Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $615.0 million of committed capital.
(4)	In July 2011, Apollo Residential Mortgage, Inc. (“AMTG”) completed its initial public offering raising approximately $203.0 million in net proceeds. Amount presented represents stockholders’ equity. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG.
(5)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) completed its initial public offering during the first quarter of 2011. Refer to www.agmfunds.com for the most recent financial information on AFT.
(6)	SOMA’s NAV and returns are for the primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(7)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.29 as of September 30, 2012.
(8)	Net return for AINV represents NAV return including reinvested dividends. Results are presented as of September 30, 2012. Refer to www.apolloic.com for the most recent public financial information on AINV.
(9)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds (“SVF”) and Apollo Value Investment Master Fund, L.P., together with its feeder funds (“VIF”).

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Real Estate

The following table summarizes the investment record for certain funds with a defined maturity date and internal rate of return since inception, which for the purposes of this table is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of September 30, 2012, unless otherwise noted:

												As of September 30, 2012				As of December 31, 2011
	Vintage Year	Raised Capital	Current Net Asset Value	Total Invested Capital		Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
				(in millions)
AGRE U.S. Real Estate Fund, L.P(2) (3)	2012	$785.2	$136.4	$142.7		$—		$142.1		$142.1		NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE Debt Fund I, LP(2)	2011	155.5	155.7	155.0		—		155.0		155.0		NM	(2)	NM	(2)	NM	(2)	NM	(2)
2011 A4 Fund, L.P.(2)	2011	234.7	241.4	930.8		—		960.2		960.2		NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE CMBS Fund, L.P.	2009	418.8	168.2	1,572.9		—		701.3		701.3		14.0%		11.6%		NM	(2)	NM	(2)
CPI Capital Partners North America(4)	2006	600.0	132.3	451.9		240.5		102.5		343.0		NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Capital Partners Asia Pacific (4)	2006	1,291.6	424.5	1,113.3		1,054.3		420.8		1,475.1		NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Capital Partners Europe(4)(5)	2006	1,494.2	468.7	951.6		67.0		457.8		524.8		NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Other	Various	3,175.5	993.2	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	NM	(6)	NM	(6)	NM	(4)	NM	(4)

Totals		$8,155.5	$2,720.4	$5,318.2		$1,361.8		$2,939.7		$4,301.5

(1)	Figures include estimated fair value of unrealized investments.
(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(3)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011, June 2011 and April 2012 for a total of $263.2 million in base capital commitments and $450 million in additional capital commitments. Additionally, there was $72.0 million of co-invest commitments raised for an investment in the first quarter of 2012, which is included in the figures in the table above.
(4)	As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to September 30, 2012 were (10.3)%, 6.0% and (13.8)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.
(5)	CPI Capital Partners Europe is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.29 as of September 30, 2012.
(6)	CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data is therefore not considered meaningful as we perform primarily an administrative role.

Apollo also manages Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), which as of September 30, 2012 had total raised capital and total stockholders’ equity of $440.4 million and $427.4 million, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Private equity dollars invested	$78	$757	$2,719	$2,124

The following table summarizes the uncalled private equity commitments as of September 30, 2012, December 31, 2011 and September 30, 2011:

	As of September 30, 2012	As of December 31, 2011	As of September 30, 2011
	(in millions)
Uncalled private equity commitments	$7,105	$8,204	$9,376

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment:

	As of September 30, 2012	As of December 31, 2011	As of September 30, 2011
	(in millions)
Private Equity:
Cost	$16,386	$15,956	$15,141
Fair Value	25,353	20,700	19,093
Credit:
Cost	15,978	10,917	$10,272
Fair Value	17,460	11,696	10,004
Real Estate:
Cost	3,883	4,791	$4,798
Fair Value	3,550	4,344	4,279

As of September 30, 2012, approximately 74% of the fair value of our fund investments was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 26% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of September 30, 2012 was 64%, 86% and 49%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest (loss) income for our combined segments as of and for the three and nine months ended September 30, 2012:

	As of September 30, 2012 Carried Interest Receivable		For the Three Months Ended September 30, 2012				For the Nine Months Ended September 30, 2012
			Unrealized Carried Interest Income (Loss)		Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)		Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$1,007.9		$237.2		$116.4	$353.6	$539.1		$167.6	$706.7
Fund VI	—		(26.4	)(2)	36.2	9.8	(94.9	)(2)	141.7	46.8
Fund V	125.4		(58.8)		33.4	(25.4)	0.4		33.4	33.8
Fund IV	12.1		(1.0)		0.0	(1.0)	(5.8)		0.8	(5.0)
Other (AAA, Stanhope)	24.0		1.4		2.2	3.6	1.9		10.2	12.1

Total Private Equity Funds	1,169.4		152.4		188.2	340.6	440.7		353.7	794.4

Credit Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	16.9		14.0	(2)	0.6	14.6	18.4	(2)	0.6	19.0
Mezzanine Funds (AIE II, AINV)	15.0		5.4		9.7	15.1	10.3		28.5	38.8
Non-Performing Loan Fund (EPF)	88.1		19.4		—	19.4	34.0		—	34.0
Senior Credit Funds (COF I/COF II, ACLF, AEC, AESI, CLOs)	279.8		99.4		32.8	132.2	189.0		66.1	255.1
Stone Tower Funds/CLOs	39.4		43.6		0.7	44.3	61.7		1.2	62.9
Sub-Advisory Arrangements	12.8		5.2		7.5	12.7	5.2		9.7	14.9

Total Credit Funds	452.0		187.0		51.3	238.3	318.6		106.1	424.7

Real Estate Funds:
CPI Other	6.5		4.8		—	4.8	6.4		4.3	10.7

Total Real Estate Funds	6.5		4.8		—	4.8	6.4		4.3	10.7

Total	$1,627.9	(1)	$344.2		$239.5	$583.7	$765.7		$464.1	$1,229.8

(1)	There was a corresponding profit sharing payable of $825.6 million as of September 30, 2012 that results in a net carried interest receivable amount of $802.3 million as of September 30, 2012. Included within profit sharing payable are contingent consideration obligations of $134.5 million.
(2)	See the table below summarizing the fair value gains on investments and income needed to generate carried interest for funds and the related general partner obligation to return previously distributed carried interest income.

The following table summarizes the fair value gains on investments and income to reverse the general partner obligation to return previously distributed carried interest income based on the current fair value of the underlying funds’ investments as of September 30, 2012:

Fund	General Partner Obligation(1)	Fair Value of Investments /Net Asset Value as of September 30, 2012		Fair Value Gain on Investments and Income to Reverse General Partner Obligation(2)
	(in millions)
Fund VI	$170.2	$10,435.5	(3)	$394.9
SOMA	3.9	1,016.7	(4)	3.9

	$174.1	$11,452.2		$398.8

(1)	Based upon a hypothetical liquidation as of September 30, 2012, Apollo has recorded a general partner obligation to return previously distributed carried interest income, which represents amounts due to this fund. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.
(2)	The fair value gain on investments and income to reverse the general partner obligation is based on the life-to-date activity of the entire fund and assumes a hypothetical liquidation of the fund as of September 30, 2012.
(3)	Represents fair value of investments.
(4)	Represents net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three and nine months ended September 30, 2012 and 2011:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	128,980,438	122,381,069	126,909,962	113,941,869
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000	240,000,000
Vested RSUs(1)	17,966,334	15,651,977	18,623,887	15,347,800

Non-GAAP Weighted Average Diluted Shares Outstanding	386,946,772	378,033,046	385,533,849	369,289,669

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of September 30, 2012 and 2011:

	As of September 30,
	2012	2011
Total GAAP Outstanding Class A Shares:
Basic	129,874,286	122,990,227
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs(1)	18,354,474	16,317,957

Non-GAAP Diluted Shares Outstanding	388,228,760	379,308,184

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.

Note: In	addition to fully diluted shares outstanding above, there were approximately 5.3 million and 6.4 million unvested RSUs that participate in distributions as of September 30, 2012 and 2011, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•

Economic Net Income, or ENI, as well as ENI after taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the Company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 Reorganization as well as acquisitions and Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the consolidated funds and VIEs that are included in the consolidated financial statements.

•

ENI After Taxes represents ENI adjusted to reflect Income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•

ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•

Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

•

Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

Definitions

•

Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our credit funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations) or certain collateralized loan obligation and collateralized debt obligation credit funds that have a fee generating basis other than mark-to-market asset, plus used or available leverage and/or capital commitments;

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)	the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

We use fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio vehicle investments that do not generate monitoring fees; and

(vi)	the difference between gross assets and net asset value for those funds that earn management fees based on net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•

Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•

Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

•

“Gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2012 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

•

“Net IRR” of a fund means the Gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund; to the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors.